Exhibit 99.6

Lazard & Co., Limited 50 Stratton Street London W1J 8LL United Kingdom	Centerview Partners UK LLP Ryder Court 14 Ryder Street London SW1 6QB United Kingdom

Citigroup Global Markets Limited Citigroup Centre Canada Square London E14 5LB United Kingdom	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom

To:	The Directors

Kraft Foods Inc.

Three Lakes

Northfield

Illinois

60093

United States of America

4 December 2009

Dear Sirs

Report by the financial advisers to Kraft Foods Inc. in connection with the unaudited profit figures contained within the unaudited condensed consolidated financial statements for the three and nine months ended 30 September 2009

We refer to the unaudited profit figures (the “Unaudited Profit Figures”) contained within the announcement dated 3 November 2009 of the unaudited condensed consolidated financial statements for Kraft Foods Inc. (“Kraft Foods”) for the three and nine months ended 30 September 2009 (“Third Quarter Financial Information”) and repeated in Appendix II of the Offer Document.

We have read the Third Quarter Financial Information including the independent review report of the Third Quarter Financial Information (“Independent Review Report”) prepared for Kraft Foods by PricewaterhouseCoopers LLP, auditors to Kraft Foods. We have discussed the Third Quarter Financial Information and the Independent Review Report with the executive officers of Kraft Foods. We have relied upon the accuracy and completeness of all the financial and other information provided by Kraft Foods in the Third Quarter Financial Information and have assumed such accuracy and completeness for the purposes of delivering this letter.

This letter to you is solely in connection with Rule 28.3(b) of the City Code on Takeovers and Mergers and for no other purpose. Accordingly, save for any responsibility that we may have to those persons to whom this letter is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any person for any loss suffered by any such person as a result of, or in connection with, this letter.

On the basis of the foregoing, we consider that the Unaudited Profit Figures, for which you in your capacity as directors are solely responsible, for the purposes of the City Code on Takeovers and Mergers, have been prepared with due care and consideration by the directors.

Yours faithfully,

for and on behalf of

Lazard & Co., Limited	Centerview Partners UK LLP

Citigroup Global Markets Limited	Deutsche Bank AG, London Branch

Lazard & Co., Limited, which is authorised and regulated by the Financial Services Authority in the United Kingdom, is acting as financial adviser to Kraft Foods and no one else in connection with the offer by Kraft Foods for Cadbury plc (the “Offer”) and will not be responsible to anyone other than Kraft Foods for providing the protections afforded to clients of Lazard or for providing advice in relation to the Offer or for any other matter referred to herein.

Centerview Partners UK LLP, which is authorised and regulated by the Financial Services Authority in the United Kingdom, is acting as financial adviser to Kraft Foods and no one else in connection with the Offer and will not be responsible to anyone other than Kraft Foods for providing the protections afforded to clients of Centerview Partners UK LLP or for providing advice in relation to the Offer or for any other matter referred to herein.

Citigroup Global Markets Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the contents of this announcement and the Offer and will not be responsible to any person other than Kraft Foods for providing the protections afforded to clients of Citigroup Global Markets Limited, nor for providing advice in relation to the Offer or any matter referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin—Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the Financial Services Authority are available on request. Deutsche Bank AG is acting as financial adviser and corporate broker to Kraft Foods and no one else in connection with the Offer and will not be responsible to anyone other than Kraft Foods for providing the protections afforded to the clients of Deutsche Bank AG nor for providing advice in relation to the Offer or any other matter referred to herein.

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